FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter 2017 Results

BOSTON – July 28, 2017 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the three and six months ended June 30, 2017. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release and reconciliations of non-GAAP measures to GAAP measures, are available on Iron Mountain’s Investor Relations website at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/event-details/2017/Q2-2017-Iron-Mountain-Incorporated-Earnings-Conference-Call-/default.aspx or by clicking HERE.

Financial Performance Highlights

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Total reported Revenues for the second quarter of 2017 were $950 million, compared with $884 million in 2016. On a constant dollar (C$) basis, Total Revenues grew 8.4% compared to the prior year, reflecting a full quarter of results from the acquisition of Recall Holdings, which closed on May 2, 2016. Year to date, Total reported Revenues were $1.89 billion, compared with $1.63 billion in 2016, an increase of 16.2% on a C$ basis.

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Income from Continuing Operations for the second quarter was $83 million, compared with a loss of $15 million in the second quarter of 2016. Income from Continuing Operations included $20 million of Recall Costs in the second quarter of 2017, compared with $50 million in the second quarter of 2016. Year to date, Income from Continuing Operations was $142 million, compared with $48 million in 2016. For the first half, Recall Costs were $41 million in 2017 and $69 million in 2016.

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Adjusted EBITDA for the second quarter of 2017 was $318 million, compared with $261 million in 2016. On a C$ basis, Adjusted EBITDA increased by 23% reflecting a full quarter of results from the acquisition of Recall compared with approximately two months in the prior year, and higher margins associated with cost synergies resulting from the Recall acquisition as well as the company’s Transformation Initiative. Year to date, Adjusted EBITDA was $611 million, compared with $497 million in 2016, an increase of 24% on a C$ basis.

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Reported EPS - Fully Diluted from Continuing Operations for the second quarter was $0.30 compared with ($0.06) for the second quarter of 2016. Year to date, Reported EPS - Fully Diluted from Continuing Operations was $0.53 compared with $0.21 in 2016.

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Adjusted EPS for the second quarter was $0.30, compared with $0.24 in 2016, an increase of 22.6%. Adjusted EPS for the second quarter reflects a structural tax rate of 21.3%, compared with a structural tax rate of 17.2% in 2016. Year to date, Adjusted EPS was $0.54 compared with $0.55 in 2016.

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Net Income for the second quarter was $81 million compared with ($13) million in 2016, reflecting impacts from the Recall acquisition noted above. Year to date, Net Income was $140 million compared with $50 million in 2016.

•	FFO (Normalized) per share was $0.55 for the second quarter, compared with $0.48 in 2016. Year to date, FFO (Normalized) per share was $1.03, compared with $1.00 in 2016.

•	AFFO was $217 million for the second quarter compared with $155 million in 2016, an increase of 39.6%. Year to date, AFFO was $388 million, compared with $323 million in 2016.

Guidance

The company maintained its 2017 full-year guidance except for minor updates to address the acquisition of FORTRUST; details are available on Page 6 of the Supplemental Financial Information.

Forward Looking Statement
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2017 guidance. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When Iron Mountain uses words such as "believes," "expects," "anticipates," "estimates" or similar expressions, it is making forward-looking statements. Although Iron Mountain believes that its forward-looking statements are based on reasonable assumptions, Iron Mountain’s expected results may not be achieved, and actual results may differ materially from its expectations. In addition, important factors that could cause actual results to differ from Iron Mountain’s expectations include, among others: (i) Iron Mountain’s ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (ii) the adoption of alternative technologies and shifts by Iron Mountain’s customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for Iron Mountain’s storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect Iron Mountain’s customers' information; (vi) changes in the price for Iron Mountain’s storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which Iron Mountain’s international subsidiaries operate and changes in the global political climate; (viii) Iron Mountain’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of Iron Mountain’s capital expenditures; (x) changes in the cost of Iron Mountain’s debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for Iron Mountain’s business; (xiii) the performance of business partners upon whom Iron Mountain depends for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting Iron Mountain’s financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. In addition, the benefits of the Recall transaction, including potential cost synergies, accretion and other synergies (including tax synergies), may not be fully realized or may take longer to realize than expected. You should not rely upon forward-looking statements except as statements of Iron Mountain’s present intentions and of its present expectations, which may or may not occur. Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) is the global leader for storage and information management services. Trusted by more than 230,000 organizations around the world, Iron Mountain boasts a real estate network of more than 85 million square feet across more than 1,400 facilities in 52 countries dedicated to protecting and preserving what matters most for its customers. Iron Mountain’s solutions portfolio includes records management, data management, document management, data centers, art storage and logistics, and secure shredding to help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information. Founded in 1951, Iron Mountain stores and protects billions of information assets, including critical business documents, electronic information, medical data and cultural and historical artifacts. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Melissa Marsden                    Faten Freiha
Senior Vice President, Investor Relations        Director, Investor Relations
melissa.marsden@ironmountain.com            faten.freiha@ironmountain.com
(617) 535-8595                    (617) 535-8404
Media Contacts:
Christian T. Potts                    Kaitlyn Rawlett
Senior Manager, Corporate Communications        Weber Shandwick
Christian.Potts@ironmountain.com            KRawlett@webershandwick.com
(617) 535-8721                    (212) 445-8082